Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	KVH Industries, Inc. Chris Watson 401-845-2441 IR@kvh.com
KVH Industries Reports Third Quarter 2024 Results

MIDDLETOWN, RI, November 7, 2024 — KVH Industries, Inc. (Nasdaq: KVHI), reported financial results for the quarter ended September 30, 2024 today. The company will hold a conference call to discuss these results at 9:00 a.m. ET today, which can be accessed at investors.kvh.com. Following the call, a replay of the webcast will be available through the company’s website.
Third Quarter 2024 Highlights

•Total revenues decreased by 13% in the third quarter of 2024 to $29.0 million from $33.2 million in the third quarter of 2023.

•Airtime revenue decreased $4.6 million, to $22.8 million, or 17%, in the third quarter of 2024 compared to the third quarter of 2023.

•Non-cash impairment charges of $1.1 million were taken against long-lived assets for the Mobile Broadband reporting unit as the company commenced a plan to sell the warehouse building and surface parking lot located at 75 Enterprise Center in Middletown, Rhode Island.

•Net loss in the third quarter of 2024 was $1.2 million, or $0.06 per share, compared to net loss of $4.4 million, or $0.23 per share, in the third quarter of 2023.

•Non-GAAP adjusted EBITDA was $2.9 million in the third quarter of 2024, compared to $4.4 million in the third quarter of 2023.

Commenting on the company’s third quarter results, Brent C. Bruun, KVH’s Chief Executive Officer, said, “KVH, together with the rest of the maritime industry, continues to adapt to significant technological disruptions. We continue to feel the impact of these changes, illustrated by the U.S. Coast Guard’s anticipated shift to LEO-based communication on its smaller cutters. However, we have reacted decisively to this fundamental shift by expanding our portfolio of new technology, delivering the products and services our customers desire, and making the decisions necessary to reconfigure our business operations. As a result, our hybrid LEO/GEO deployments are increasing, we are meeting the demands from leisure boaters and commercial fleets for LEO technology and sophisticated value-added services, and we are establishing a solid pipeline for ongoing growth in service activations.

“While third quarter airtime gross margins declined slightly versus the same period last year due to a shift in our airtime subscriber base, airtime margins increased sequentially versus the second quarter. This improvement was driven by increased margin contribution from Starlink data subscriptions, now sold through our bulk data purchase agreement, which went into effect on July 1, 2024. At the same time, we increased our subscribing vessel count for the second consecutive quarter, shipped a record number of communication antennas for the third straight quarter, and increased CommBox Edge shipments for the second consecutive quarter. Challenges remain, but I believe we have laid out a path forward toward growth and profitability.”

Financial Highlights - (in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
GAAP Results
Revenue	$29.0	$33.2	$86.9	$100.9
Loss from operations	$(2.0)	$(5.2)	$(8.7)	$(5.1)
Net loss	$(1.2)	$(4.4)	$(6.7)	$(3.2)
Net loss per share	$(0.06)	$(0.23)	$(0.35)	$(0.17)

Non-GAAP Adjusted EBITDA	$2.9	$4.4	$7.5	$12.1
Third Quarter Financial Summary
Revenue was $29.0 million for the third quarter of 2024, a decrease of 13% compared to $33.2 million in the third quarter of 2023.

Service revenues for the third quarter were $24.4 million, a decrease of $5.0 million compared to the third quarter of 2023. The decrease in service sales was primarily due to a $4.6 million decrease in our airtime service sales.

Product revenues for the third quarter were $4.6 million, an increase of 20% compared to the third quarter of 2023. The increase in product sales was primarily due to a $1.2 million increase in Starlink product sales and a $0.2 million increase in VSAT Broadband product sales, partially offset by a $0.5 million decrease in accessory product sales and a $0.3 million decrease in TracVision product sales.

Our operating expenses decreased by $6.3 million to $11.3 million for the third quarter of 2024 compared to $17.6 million for the third quarter of 2023. This decrease was primarily due to a $4.9 million decrease in aggregate non-cash impairment charges against goodwill and long-lived assets. During the third quarter of 2024, impairment charges of $1.1 million were taken against long-lived assets as the company commenced a plan to sell the warehouse building and surface parking lot located at 75 Enterprise Center in Middletown, Rhode Island. During the third quarter of 2023, impairment charges of $6.0 million were taken against goodwill and long-lived assets, which was driven by the significant decline in our stock price that followed the August 9, 2023 announcement of our financial results for the second quarter of 2023. In addition to the decrease in non-cash impairment charges, there was a $1.4 million decrease in salaries, benefits and taxes, which was driven by the reduction in force resulting from the staged wind-down of our manufacturing activities in our facility in Middletown, Rhode Island.

Nine Months Ended September 30 Financial Summary

Revenue was $86.9 million for the nine months ended September 30, 2024, a decrease of 14% compared to $100.9 million for the nine months ended September 30, 2023.

Service revenues for the nine months ended September 30, 2024 were $74.1 million, a decrease of 15% compared to the nine months ended September 30, 2023. The decrease in service sales was primarily due to a $12.0 million decrease in our airtime services sales.

Product revenues for the nine months ended September 30, 2024 were $12.8 million, a decrease of 9% compared to the nine months ended September 30, 2023. The decrease in product sales was primarily due to a $2.2 million decrease in VSAT Broadband product sales, a $1.7 million decrease in TracVision product sales and a $1.2 million decrease in accessory and service product sales, partially offset by a $3.8 million increase in Starlink product sales and a $0.4 million increase in CommBox Edge product sales.

Our operating expenses decreased $5.4 million to $36.8 million in the nine months ended September 30, 2024, compared to $42.2 million in the nine months ended September 30, 2023. This decrease was primarily due to the previously mentioned $4.9 million decrease in aggregate non-cash impairment charges against goodwill and long-lived assets, a $1.3 million decrease in salaries, benefits and taxes, excluding costs related to the previously mentioned reduction in workforce, a $1.0 million decrease in professional fees, a $0.4 million decrease in external commissions and a $0.3 million decrease in computer expenses. These decreases in expenses were partially offset by $2.0 million of costs related to the reduction in our workforce begun in February 2024 and concluded in June 2024 and a $0.7 million reduction in reimbursements made by EMCORE for expenses incurred under the transition services agreement relating to the sale of the inertial navigation business in August 2022.

Other Recent Announcements

•November 4, 2024 – KVH and Pacific Basin Completing Hybrid Connectivity and Network Management Upgrade
•September 24, 2024 – National Marine Electronics Association Names KVH TracVision UHD7 Its 2024 Satellite TV Product of Excellence
•September 1, 2024 – KVH Introduces MAILlink+ Email Service Available for Commercial Vessels and Fleets
•September 1, 2024 – KVH Launches New Delivery Methods for Award-Winning Crew Content Service
•August 1, 2024 – KVH Expands Starlink Maritime Options, Flexibility with New Plans, Value-added Services while Achieving New Subscriber Milestone
Conference Call Details
KVH Industries will host a conference call today at 9:00 a.m. ET through the company’s website. The conference call can be accessed at investors.kvh.com and listeners are welcome to submit questions pertaining to the earnings release and conference call to ir@kvh.com. The audio archive will be available on the company website within three hours of the completion of the call.

Non-GAAP Financial Measures

This release provides non-GAAP financial information as a supplement to our condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing financial results to assess operational performance. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. Management generally uses these non-GAAP financial measures to facilitate financial and operational decision-making, including evaluation of our historical operating results and comparison to competitors’ operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting our business.

Some limitations of non-GAAP adjusted EBITDA include the following: non-GAAP adjusted EBITDA represents net income (loss) from continuing operations before, as applicable, interest income, net, income tax expense (benefit), depreciation, amortization, stock-based compensation expense, goodwill impairment charges, long-lived assets impairment charges, charges for disposal of discontinued projects, loss on unfavorable future contracts, employee termination and other variable costs, executive separation costs, transaction-related and other variable legal and advisory fees, irregular inventory write-downs, excess purchase order obligations, gains and losses on sale of subsidiaries, and foreign exchange transaction gains and losses.

Other companies, including companies in KVH’s industry, may calculate these non-GAAP financial measures differently or not at all, which will reduce their usefulness as a comparative measure.

Because non-GAAP financial measures exclude the effect of items that increase or decrease our reported results of operations, management strongly encourages investors to review our consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

About KVH Industries, Inc.

KVH Industries, Inc. is a global leader in maritime and mobile connectivity delivered via the KVH ONE network. The company, founded in 1982, is based in Middletown, RI, with research, development, and manufacturing operations in Middletown, RI, and more than a dozen offices around the globe. KVH provides connectivity solutions for commercial maritime, leisure marine, military/government, and land mobile applications on vessels and vehicles, including the TracNet, TracPhone, and TracVision product lines, the KVH ONE OpenNet Program for non-KVH antennas, AgilePlans Connectivity as a Service (CaaS), and the KVH Link crew wellbeing content service.
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This press release contains forward-looking statements that involve risks and uncertainties. For example, forward-looking statements include statements regarding projected financial results, the anticipated benefits of our restructuring and other initiatives, anticipated cost savings, our investment plans, our development goals, and the potential impact of our future initiatives on revenue, competitive positioning, profitability, and orders. Actual results could differ materially from the results projected in or implied by the forward-looking statements made in this press release. Factors that might cause these differences include, but are not limited to: continued increasing competition, particularly from lower-cost providers, low earth orbit satellite systems and other telecommunications systems, especially in the global leisure market, which is reducing demand for geosynchronous satellite services, including ours; the impact of anticipated lower revenue from the U.S. Coast Guard; potentially lower product and service margins from reseller arrangements; the risk that sales of Starlink terminals will slow down or decrease; potential hardware and software competition for our new CommBox product offerings; unanticipated obstacles to implementation of our manufacturing wind-down; unanticipated costs and expenses arising from the wind-down; unanticipated effects of the wind-down on our ongoing business; the risks associated with increased customer reliance on third-party hardware; the lack of future product differentiation; new service offerings from hardware providers; potential customer delays in selecting our services; the uncertain impact of continuing industry consolidation; the risk that our OpenNet program will lead to further reductions in sales of our satellite products; the risk that our current and future non-exclusive arrangements with Starlink and OneWeb will not provide material benefits; uncertainty regarding customer responses to new product and service introductions; challenges and potential additional expenses in retaining our employees, particularly in the current competitive labor market characterized by rising wages; the challenges of meeting customer expectations with a smaller employee base; uncertainties created by our new business strategy, which may impact customer recruitment and retention; the uncertain impact of ongoing disruptions in our supply chain and associated increases in our costs; the uncertain impact of inflation, particularly with respect to fuel costs, and fears of recession; the uncertain impact of the wars in Ukraine and the Middle East and international tensions in Asia; unanticipated changes or disruptions in our markets; technological breakthroughs by competitors; changes in customer priorities or preferences; potential customer terminations; unanticipated liabilities, charges and write-offs; the potential that competitors will design around or invalidate our intellectual property rights; a history of losses; continued fluctuations in quarterly results; the uncertain impact of changes in trade policy, including actual and potential new or higher tariffs and trade barriers, as well as trade wars with other countries, all of which could change materially under a new presidential administration or a change in control of Congress; unanticipated obstacles in our product and service development, cost engineering and manufacturing efforts; adverse impacts of currency fluctuations; our ability to successfully commercialize our new initiatives without unanticipated additional expenses or delays; potential reduced sales to companies in or dependent upon the turbulent oil and gas industry; the impact of extended economic weakness on the sale and use of marine vessels and recreational vehicles; the potential inability to increase or maintain our market share in the market for airtime services; the risk that declining sales of the TracNet H-series and TracPhone V-HTS series products and related services will reduce airtime gross margins; the risk that reduced product sales will continue to erode product gross margins and lead to increased losses; potential declines or changes in customer demand, due to economic, weather-related, seasonal, and other factors, particularly with respect to the TracNet H-series and TracPhone V-HTS series; exposure for potential intellectual property infringement; changes in tax and accounting requirements or assessments; and export restrictions, delays in procuring export licenses, and other international risks. These and other factors are discussed in more detail in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 1, 2024. Copies are available through our Investor Relations department and website, investors.kvh.com. We do not assume any obligation to update our forward-looking statements to reflect new information and developments.

KVH Industries, Inc., has used, registered, or applied to register its trademarks in the USA and other countries around the world, including but not limited to the following marks: KVH, KVH ONE, TracPhone, TracVision, AgilePlans, CommBox, and TracNet. Other trademarks are the property of their respective companies.

KVH INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Sales:
Service	$24,410	$29,397	$74,122	$86,883
Product	4,561	3,798	12,789	14,041
Net sales	28,971	33,195	86,911	100,924
Costs and expenses:
Costs of service sales	14,983	16,238	44,496	47,848
Costs of product sales	4,714	4,511	14,321	16,042
Research and development	1,407	2,398	6,771	7,379
Sales, marketing and support	4,932	4,841	15,650	15,673
General and administrative	3,789	4,367	13,214	13,139
Goodwill impairment charge	—	5,333	—	5,333
Long-lived assets impairment charge	1,137	657	1,137	657
Total costs and expenses	30,962	38,345	95,589	106,071
Loss from operations	(1,991)	(5,150)	(8,678)	(5,147)
Interest income	629	997	2,416	2,660
Interest expense	2	—	2	—
Other income (expense), net	216	(121)	(348)	(583)
Loss before income tax expense	(1,148)	(4,274)	(6,612)	(3,070)
Income tax expense	51	95	126	159
Net loss	$(1,199)	$(4,369)	$(6,738)	$(3,229)

Net loss per common share
Basic	$(0.06)	$(0.23)	$(0.35)	$(0.17)
Diluted	$(0.06)	$(0.23)	$(0.35)	$(0.17)

Weighted average number of common shares outstanding:
Basic	19,433	19,231	19,367	19,090
Diluted	19,433	19,231	19,367	19,090

KVH INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	September 30, 2024	December 31, 2023
ASSETS
Cash, cash equivalents and marketable securities	$49,765	$69,771
Accounts receivable, net	24,757	25,670
Inventories, net	25,203	19,046
Prepaid expenses and other current assets	20,531	4,331
Current assets held for sale	11,410	—
Total current assets	131,666	118,818
Property and equipment, net	29,894	47,680
Intangible assets, net	922	1,194
Right of use assets	1,104	1,068
Other non-current assets	2,914	3,618
Deferred income tax asset	221	256
Total assets	$166,721	$172,634
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$21,387	22,412
Deferred revenue	1,536	1,774
Current operating lease liability	692	786
Total current liabilities	23,615	24,972
Long-term operating lease liability	406	289
Deferred income tax liability	2	1
Stockholders’ equity	142,698	147,372
Total liabilities and stockholders’ equity	$166,721	$172,634

KVH INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP
EBITDA AND NON-GAAP ADJUSTED EBITDA
(in thousands, unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Net loss - GAAP	$(1,199)	$(4,369)	$(6,738)	$(3,229)
Income tax expense	51	95	126	159
Interest income, net	(627)	(997)	(2,414)	(2,660)
Depreciation and amortization	3,265	3,199	10,250	10,119
Non-GAAP EBITDA	1,490	(2,072)	1,224	4,389
Stock-based compensation expense	385	559	1,629	1,433
Goodwill impairment charge	—	5,333	—	5,333
Long-lived assets impairment charge	1,137	657	1,137	657
Employee termination and other variable costs	(423)	—	2,937	—
Transaction-related and other variable legal and advisory fees	295	—	295	234
Foreign exchange transaction loss (gain)	48	(92)	317	18
Non-GAAP adjusted EBITDA	$2,932	$4,385	$7,539	$12,064